UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GNRC	New York Stock Exchange

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operations Officer

On January 31, 2020, Generac Holdings Inc. (the “Company”) appointed Tom Pettit, age 51, to the newly created position of Chief Operations Officer (“COO”), effective February 17, 2020. Since 2017, Mr. Pettit served as Executive Vice President and Chief Integrated Supply Chain Officer of nVent Electric plc, a leading global provider of electrical connection and protection solutions and a former subsidiary of Pentair plc (“Pentair”), a global industrial company. Mr. Pettit previously served as the Operations Vice President of Pentair since 2015, and as the Chief Operating Officer for BioScrip, Inc., a provider of infusion and home care management solutions, from 2014-2015.

Mr. Pettit will receive an annual base salary of $365,000, and will be eligible to participate in the Annual Performance Bonus Plan (“Bonus Plan”) and to receive annual equity grants under the Company’s Equity Incentive Plan (“Equity Plan”). Mr. Pettit’s target bonus under the Bonus Plan for fiscal 2020 will be 65% of his annual base salary, with the opportunity to earn up to 130% of his base salary. Mr. Pettit’s target equity grant under the Equity Plan for fiscal 2020 will be 175% of his annual base salary. In the event Mr. Pettit’s employment with the Company is terminated without cause in the first 24 months of employment, he will receive salary continuation payments and benefits continuation for 12 months, subject to signing a release of claims and compliance with certain post-employment covenants, including non-competition and non-solicitation of employees. Mr. Pettit will also receive certain relocation benefits, including without limitation reimbursement of certain moving expenses and temporary living accommodations, subject to repayment if Mr. Pettit leaves the Company within one year of relocation. In connection with his hire, Mr. Pettit will receive a one-time sign-on bonus consisting of a $100,000 cash payment and a grant of restricted stock in the amount of $350,000 that will vest in equal installments over the first three years of his employment..

There is no arrangement or understanding between Mr. Pettit and any other person pursuant to which he was selected as COO. There is also no family relationship between Mr. Pettit and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ Raj Kanuru
	Name:	Raj Kanuru
Date: February 5, 2020	Title:	EVP, General Counsel & Secretary

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